Exhibit 99.1

Community Partners Bancorp Receives $12.0 Million of SBLF Capital from Treasury and Redeems TARP

MIDDLETOWN, N.J., August 12, 2011— Community Partners Bancorp (NasdaqCM:CPBC), (the “Company”), the parent company of Two River Community Bank (“Two River”), announced today that on August 11, 2011, it sold shares of the Company’s preferred stock for $12.0 million to the United States Department of the Treasury (the “Treasury”) under the Small Business Lending Fund (the “SBLF”). The SBLF is a voluntary program intended to encourage small business lending by providing capital to qualified community banks at favorable rates.

Simultaneously with the receipt of the SBLF funds, the Company redeemed the full balance of $9.0 million of its Fixed Rate Cumulative  Perpetual Preferred Stock, Series A issued to the Treasury under the TARP Capital Purchase Program. It is also the intention of the Company to redeem, at a to-be-determined price, the warrant to purchase 311,972 shares of common stock issued to the Treasury as part of the original TARP funding.

This investment provides the Company with approximately $3.0 million of additional Tier 1 capital after the redemption of the TARP preferred shares. William D. Moss, President and Chief Executive Officer commented, “We are pleased to have qualified for the SBLF program and completed this capital infusion from the Treasury. The capital we receive under the program will allow us to continue to serve small business clients in our markets through our commercial lending and owner occupied real estate lending programs.”  Mr. Moss continued, “As we have been able to grow our qualified small business loans as of June 30, 2011 balances by 4.6% from our baseline, the Company expects to see dividend savings in future periods. We anticipate growing our qualifying loans in future quarters, which will help drive down the dividend rate below the 5% that we were paying under the TARP program.”

About the Company

Community Partners Bancorp is the holding company for Two River Community Bank, which is headquartered in Middletown, New Jersey. Two River Community Bank currently operates 15 branches throughout Monmouth and Union Counties. More information about Two River Community Bank is available at www.tworiverbank.com. More information about Community Partners is available at www.communitypartnersbancorp.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's strategies and current views and expectations about new and existing programs and products, relationships, opportunities, and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look," "anticipate," "will," or similar statements. Actual results may differ materially from such forward-looking statements, and no undue reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; material adverse changes in Community Partners’ operations; a decline in the economy in Community Partners’ primary market areas; changes in relationships with major customers; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume; a decrease in qualified business lending from our baseline; changes in laws and regulations; adoption, interpretation and implementation of new or pre-existing accounting pronouncements; operational risks, including the risk of fraud by employees or outsiders; and the inability to successfully implement new lines of business or new products and services. Please also see the risk factors identified in the “Risk Factor” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2010. The statements in this press release are made as of the date of this press release, even if subsequently made available by Community Partners on its website or otherwise. Community Partners assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Contacts:

William D. Moss, President & CEO
Community Partners Bancorp
732-706-9009 wmoss@tworiverbank.com

A. Richard Abrahamian, Executive Vice President & CFO
Community Partners Bancorp
732-216-0167 rabrahamian@tworiverbank.com